FIRSTHAND CAPITAL MANAGEMENT, INC.,

                       FIRSTHAND FUNDS & BLACK PEARL FUNDS





                              AMENDED AND RESTATED

                                 CODE OF ETHICS








                                  LAST UPDATED:

                                NOVEMBER 1, 2005







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                                TABLE OF CONTENTS


A.             Introduction to the Code of Ethics

               1.  Fiduciary Duty
               2.  Fraud and Deceit; Inside Information
               3.  Manipulation
               4.  Penalties

B.             Persons Subject to the Code of Ethics

               1.  Definitions
               2.  General Restrictions
               3.  Restrictions on Personal Securities Transactions
               4.  Pre-Approval Requirements
               5.  Reporting Requirements
               6.  Other Rules
               7.  Sanctions
               8.  Special Rules governing trading of Restricted Mutual Funds

Exhibit A    Rule 16a - Definition of Terms

Exhibit B    Quarterly Security Transaction Report for Access Persons

Exhibit C    Quarterly Security Transaction Report for Disinterested Trustees

Exhibit D    Initial and Annual Securities Holdings Report

Exhibit E    Certification of Receipt of Code of Ethics

Exhibit F    List of Restricted Mutual Funds






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A.   INTRODUCTION TO THE CODE OF ETHICS
     ----------------------------------

This Code of Ethics (the "Code") has been established for Firsthand Capital Management, Inc. (the "Adviser"), Firsthand Funds and Black Pearl Funds (each, a "Trust") primarily for the purpose of establishing rules for the Adviser's and Trust's employees, officers and directors/trustees with respect to their personal securities transactions. The Adviser under Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") and both the Adviser and the Trust under Rule 17j-1 under the Investment Company Act of 1940 (the "Company Act") are required to adopt a Code of Ethics.

The investment company industry is closely regulated under the provisions of the Company Act, and by the regulations and interpretations of the Securities and Exchange Commission ("SEC") under those statutes. Transactions in securities are also governed by the provisions of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), the Advisers Act, the Company Act, the Sarbanes-Oxley Act of 2002, Title V of the
Gramm-Leach-Bliley Act and the Bank Secrecy Act, as well as by state laws. The rules of conduct set forth in the Code are based in large part on rules of law and legal concepts developed under those statutes. These legal concepts do not remain static, and further developments of the law in these areas may be expected. We believe that it is our job to conduct our business, and for you to conduct yourself, so as to avoid not only any violation of law but also any appearance of violation or grounds for criticism.

For your guidance, some of the most important legal concepts within which we operate are mentioned below.

1    FIDUCIARY DUTY
     Employees, officers and directors/trustees of an investment company and its investment adviser owe a fiduciary duty to fund shareholders. This means a duty of loyalty, fairness and good faith toward the shareholders, and a corresponding duty not to do anything prejudicial to or in conflict with the interests of the shareholders. This is a higher standard than that applicable to ordinary arm's-length business transactions between persons who do not owe a fiduciary duty to the other parties.

2    FRAUD AND DECEIT; INSIDE INFORMATION
     The various laws administered by the SEC contain very broad provisions prohibiting fraud or deceit or "any manipulative or deceptive device or contrivance" in connection with securities transactions and the giving of investment advice. It is under these broad general provisions that the SEC and private individuals have successfully brought many of the important cases in the securities field that have received so much publicity in recent years, including cases on improper use of material non-public "inside" information.


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3    MANIPULATION
     Care must always be taken to avoid market manipulation of securities, which is strictly prohibited by law.

4    PENALTIES
     Under the various federal and state securities statutes, penalties that may be imposed for violations include civil liability for damages, temporary suspension or permanent prohibition from engaging in various aspects of the securities or investment advisory businesses and criminal penalties.

The Code covers two general topic areas. The first portion of the Code includes some broad prohibitions against fraudulent conduct in connection with activities by the Adviser or Trust. Because fraudulent conduct can take many forms, as noted above, the Code cannot reasonably include an all-inclusive list of actions or omissions. Further, these general prohibitions are basically the same as those in the federal securities laws, and are intended to reflect the expansive and flexible nature of the restrictions that are applicable to our activities.

The second portion of the Code includes specific rules and restrictions with respect to personal securities transactions. These restrictions have been adopted with the goal of avoiding any conflicts of interest, or any appearances of conflicts of interest, between the securities trading that the Trust undertakes on its own behalf and personal securities trading by the employees, officers and trustees of the Trust. The rules are intended to better assure that trading on behalf of clients is given priority over trading for personal accounts, and that trades for personal accounts do not adversely affect trades for clients.

In addition to the reporting and reviews required under the Advisers Act, most persons covered by the Code are also required to file with the Trust quarterly and annual reports of their personal securities transactions under the Company Act. These reports will be reviewed by the Chief Compliance Officer of the Trust and Chief Compliance Officer of the Adviser to determine whether the information suggests any possible violation of the Code. These reports also are reviewed by the staff of the SEC when the SEC undertakes compliance examinations of the Trust or the Adviser. In addition to better ensuring compliance with the Code, the reporting requirements serve to create greater consciousness of possible conflicts and, at the same time, provide a means to detect and correct possible problems. The reporting system is an essential part of the Code and must be strictly adhered to, without exception.







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B.   PERSONS SUBJECT TO THE CODE OF ETHICS
     -------------------------------------

The Code covers all persons who fit within the definition of "Access Person", as defined below.

The enforcement of these rules and procedures is the responsibility of the Chief Compliance Officer of the Adviser and, when appropriate, the Chief Compliance Officer of the Trust. All references to "Chief Compliance Officer" mean the Adviser's Chief Compliance Officer. References to the Trust's Chief Compliance Officer will be specifically designated as such. As the Code emphasizes, personal trading must always be carried on in good judgment and good faith. It is obvious that all possible situations cannot be covered by the Code and that under special circumstances exceptions may occasionally be appropriate. Any
Access Person contemplating a transaction as to which he or she has any doubt, or anyone who has any other question as to any part of the Code or our policy, should consult with the Chief Compliance Officer. If the Chief Compliance Officer is absent or unavailable, his office will be able to refer you to a senior officer of the Trust or Adviser for assistance in this regard.

1    DEFINITIONS

     1.1  Access Person

     any director, trustee, officer or Advisory Person of the Trust or the Adviser.

     1.2  Advisory Person

          (a) any employee of the Trust or of the Adviser (or of any company in a control relationship to the Trust or the Adviser);

          (b) any natural person in a control relationship with the Trust or the Adviser (such as a director or trustee) who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security; and

          (c) any of the following persons who obtain information concerning securities recommendations being made to the Trust by the Adviser before the effective dissemination of such recommendations:

               (i) any person controlling, controlled by or under common control with the Adviser or the Trust,

               (ii) any affiliated person of such person, and

               (iii) any affiliated person of such affiliated person.

     1.3  Affiliated Person of another person

          (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;


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          (b)  any person 5% or more of whose outstanding  voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

          (c) any person directly or indirectly controlling, controlled by, or under common control with such other person; and

          (d) any officer, director, partner, co-partner or employee of such other person.

     1.4  Beneficial Ownership

          interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Exchange Act in determining whether a person is the beneficial owner of a security for the purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. As of the date this Code was adopted, "beneficial ownership" includes accounts of an Access Person's immediate family, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains therefrom a direct or indirect pecuniary interest. A copy of Rule 16a-1(a)(2) is attached hereto as EXHIBIT A. Access Persons should refer to it to determine whether or not they would be deemed beneficial owners of certain securities.

     1.5  Control

          the meaning set forth in Section 2(a)(9) of the Company Act. As of the time this Code was adopted, "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company.

     1.6  Covered Security

          a security as defined in Section 2(a)(36) of the Company Act, except that it does not include:

          (a)  U.S. Government securities;

          (b) Short-term money market instruments such as bankers' acceptances, repurchase agreements and commercial paper;

          (c)  Bank certificates of deposit and bank deposit accounts;

          (d) Shares of open-end investment companies registered under the Company Act, including shares of Exchange Traded Funds; and

          (e) Shares of any pooled investment vehicle registered with a foreign governmental securities agency or traded primarily on a foreign exchange



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               so long as an  unaffiliated  third  party  makes  the  investment decisions with respect to such investment pool.

     1.7  Disinterested Trustee

          a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Company Act and who would not be required to make a report under Section 5 of this Code solely by reason of being a trustee of the Trust.

     1.8  Eligible Security

          any of the following types of securities or instruments:

          (a) a security issued by a company with a total market valuation of $1.5 billion or more or a security having total market value owned by non-affiliates of the company ("public float") of at least $1 billion; or

          (b) futures contracts (or related options on those contracts) traded on an exchange that relate to interest rates, currencies, or recognized stock or bond indexes.

     1.9  Exchange-Traded Fund

          An investment company that offers and redeems its shares both directly on a limited basis in creation units and primarily in the secondary market on a securities exchange, e.g., SPDRs, QQQQ's, HOLDRS, iShares and DIAMONDS.

     1.10 Initial Public Offering

          An offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act.

     1.11 Limited Offering

          An offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

     1.12 Purchase or Sale of a Covered Security

          includes, among other acts, the writing or acquisition of an option to purchase or sell a Covered Security.

     1.13 Restricted Mutual Fund

          includes any registered investment company or series thereof to which the Adviser provides advisory or sub-advisory services.


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2    GENERAL RESTRICTIONS

     2.1  No Access Person may:

          (a) employ any device, scheme or artifice to defraud the Adviser or Trust;

          (b) make to the Adviser or Trust any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;

          (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Adviser or Trust; or

          (d) engage in any manipulative practice with respect to the Adviser or Trust.

     2.2  Personal Trading Prohibitions

          The following rules are intended to prevent any suggestion or implication that Access Persons are using their relationship with the Adviser or Trust to obtain advantageous treatment to the detriment of the interests of the Trust.

          (a)  Initial Public Offerings
               Advisory Persons may not purchase any security in any Initial Public Offering.

          (b)  Limited Offerings
               Advisory Persons may not directly or indirectly purchase any securities in a Limited Offering except with the prior permission of the Chief Compliance Officer. In all such instances, Advisory Persons shall provide the Chief Compliance Officer with full details of the proposed transactions (including written certification that the investment opportunities did not arise by virtue of the relevant person's activities on behalf of the Adviser, its clients, or the Trust). The Chief Compliance Officer may not approve any such transaction unless, after consultation with other investment advisory personnel of the Adviser such as its Chief Investment Officer, he or she determines that the series of the Trust (each a "Fund", collectively the "Funds") or other advisory clients have no reasonably foreseeable interest in purchasing such securities. Advisory Persons who have been authorized to acquire and have acquired securities in Limited Offerings must disclose those investments to the Chief Compliance Officer prior to, and explain that the disclosure is being made in connection with, the Advisory Person's subsequent consideration of investments in the issuers by the Trust or other advisory clients.

          (c)  Dealings With the Trust
               No Access Person may knowingly sell any portfolio security to the Trust or knowingly purchase any portfolio security from the Trust.


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3    RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

     3.1  Access Person Rules

          An Access Person may not knowingly purchase or sell a Covered Security (including any derivative thereof) on the same day the Trust or any other advisory client trades in that same Covered Security (including any derivative thereof).

          An Access Person may not knowingly purchase or sell a Covered Security that is under active buy or sell consideration by the Trust or for any other advisory client.

          Exceptions are granted in the following circumstances:

          (a) An Access Person may trade in the same security on the same day as the Trust or other advisory clients (collectively "Advisory Clients") under the following conditions:

               (i) the Access Person and Advisory Clients trade in the same security on the same day through the same brokerage getting the same average execution for all trades in that security.

               (ii) contrary trades are not allowed on the same day (i.e., Trust security purchases may not be blocked with Access Person sales and vice versa).

               (iii)the  brokerage  must  have  the  capability  to  maintain  a holding account which enables Access Persons and Advisory Clients to get the exact same average execution for all trades in a specific security on a specific day.

               (iv) for  agency  trades  through  brokerages  where  the  Access
                    Person's commission rate is higher than Advisory Clients', if the brokerage's systems are able to support it, the Access Person should pay the higher commission rate for his or her trades.

               (v) when the Advisory Client trades in the same security through multiple brokerages on a given day, the Access Person will get the average execution through the single brokerage where both he or she and the Advisory Client traded, which will not necessarily be equal to the Advisory Client average execution across all brokerages for that security.

               (vi) the Advisory Client  activity is automatic  rebalancing on a sub-advised client account caused by an increased or decreased allocation to the account by the adviser to the account.

          (b) Upon written approval from the Chief Compliance Officer, the Chief Investment Officer or the Chief Operating Officer it would not constitute a violation of the Code if an Access Person were to trade knowingly in a

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               security  on the  same  day as the  Advisory  Client  if there is
               significant   new  market   information  for  that  security  not
               previously known by that Access Person or significant shareholder redemptions make it necessary.

          (c) Upon written approval from the Chief Compliance Officer, the Chief Investment Officer or the Chief Operating Officer, an Access Person may sell a security on the same day as an Advisory Client effects a transaction in the same security in order to meet margin calls. Note that involuntary sales due to margin calls do not require pre-approval.

          (d) Personal trades in Eligible Securities are not subject to these restrictions.


     3.2  Special Rule for Disinterested Trustees

          Notwithstanding subsection 3.1 above, transactions in securities by Disinterested Trustees of the Trust are not subject to the requirements of Sections 3 and 4 hereof if the Disinterested Trustee is an Access Person solely by reason of his or her trusteeship with the Trust, except where at the time of such transactions such Disinterested Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Disinterested Trustee should have known, that such a transaction would violate the rules described in this Section 3 or received information about a securities transaction by the Trust within 15 days of its occurrence. Most of such transactions are also subject to the reporting requirements of Section 5 hereof.

     3.3  Exempted Transactions

          The following transactions are exempted from the requirements of Sections 3 and 4 hereof:

          (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control. Employer-sponsored automatic investment programs fall in this category.

          (b) Purchases or sales of securities which are not eligible for purchase or sale by the Advisory Client..

          (c) Purchases or sales which are nonvolitional on the part of the Access Person.

          (d) Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (f) Purchases or sales which receive the prior approval of the Chief Compliance Officer, the Chief Investment Officer or the Chief Operating Officer on the basis that the potential for harm to Advisory Clients is

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               remote, because the transactions would be very unlikely to affect market price or liquidity, or because they clearly are not related economically to the securities to be purchased, sold or held by Advisory Clients.

          (g)  Purchases   or  sales  in  accounts   managed  by   nonaffiliated
               investment advisors shall be subject to the conditions of this paragraph (g). Each calendar quarter the nonaffiliated investment advisors must provide a complete set of instructions from the Advisory Person to the advisor regarding how the account should be managed and must also certify, in writing, that no other instructions were provided by the Advisory Person. Transactions in such accounts that are DIRECTED by an Advisory Person are not exempted transactions. (e.g., if an Advisory Person were to direct that 10% of the account be invested in stock XYZ, the Advisory Person would be required to comply with this Code with respect to the investment in stock XYZ.)


     3.4  Other Transactions

          (a)  Short Sales
               Short  sales  are  permitted  by  Access  Persons   provided  the
               requirements of this Section 3 are met.

          (b)  Convertible Securities
               The foregoing restrictions in this Section 3 also apply to any purchase or sale of a security that is convertible into or exchangeable or exercisable for a security that is being purchased or sold, or that is actively being considered for, purchase or sale, for the account of the Trust.

4.   PREAPPROVAL REQUIREMENTS

     Information with respect to the Purchase or Sale of a Covered Security other than an Eligible Security by an Advisory Person must be entered into the Adviser's Personal Trading System (the "System") prior to effecting such transaction. Advisory Persons must use their best efforts to enter information with respect to purchases and sales of Eligible Securities into the System within ten days after the end of the calendar quarter in which such transactions were effected. The System automatically notifies the Chief Compliance Officer, the Chief Investment Officer and the Chief Operating officer of proposed trades.

     The  Purchase  or Sale  of a  Covered  Security  (other  than  an  Eligible
     Security)  by  an  Advisory  Person  requires   preapproval  by  the  Chief
     Compliance Officer, Chief Investment Officer or Chief Operating Officer, unless otherwise exempted under this Code. The Chief Compliance Officer, Chief Investment Officer or Chief Operating Officer shall confirm that the security is not subject to a pending buy or sell order and is not under consideration for trading on such day and determine whether the transaction in question would or would not be consistent with this Code. Such
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     promptly  communicated  electronically  to the person  making the  request.
     Pre-clearance approval under this paragraph will expire at the close of business 14 days after preapproval is given, unless sooner terminated by the Chief Compliance Officer, Chief Investment Officer or the Chief Operating Officer. Preapproval of an option transaction shall be deemed to also include preapproval of the exercise of that option and disposal of any security acquired upon exercise if those transactions occur on the trading day before expiration of the option and/or the trading day after the expiration of the option.

     Preclearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

5    REPORTING REQUIREMENTS

     5.1  Personal Trading Reports
          Every Advisory Person must arrange for the Chief Compliance Officer (or his or her designee) to receive DIRECTLY from any broker, dealer or bank that effects any securities transaction, monthly statements for each brokerage account in which such Advisory Person has a Beneficial Ownership interest. Except as noted in Section 8 below, brokerage account statements are not required to include any information relating to any security that is not a COVERED SECURITY or a transaction specified in SECTION 3.3(a), (c), (d), (e) (where it is an involuntary exercise) and (g) (where the Access Person retains no influence or control). To the extent an Advisory Person is unable to provide the monthly brokerage account statements required by this paragraph on a timely basis, or such monthly brokerage account statements do not include information about a transaction by which the Advisory Person acquired any direct or indirect Beneficial Ownership of a Covered Security, he or she shall, on a quarterly basis, provide to the Chief Compliance Officer (or his or her designee) a report in the form attached hereto as Exhibit B about each such previously unreported transaction. An Advisory Person is not required to submit a quarterly transaction report if all reportable transactions were included in the monthly brokerage account statements delivered to the Chief Compliance Officer (or his or her designee). An Advisory Person must submit any report required by this paragraph to the Chief Compliance Officer (or his or her designee) no later than 30 DAYS after the end of the calendar quarter in which the transaction to which the report relates was effected.

          At least quarterly, the Chief Compliance Officer (or his or her designee) shall review and compare the brokerage account statements and quarterly transaction reports received with the written pre-clearance authorization provided. The Chief Compliance Officer's are reviewed by the designated alternate. Such review shall include:

          1. Whether the securities transactions listed thereon complied with this Code;


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          2. Whether the securities  transactions listed thereon were authorized in advance of placement, if such authorization was required hereunder;

          3. Whether the securities transactions were executed before the expiration of any approval under the provisions of this Code; and

          4. Whether any Advisory Client owned the securities at the time of the securities transactions.

          Each Access Person who is not a Disinterested Trustee must, on a quarterly basis, provide to the Chief Compliance Officer (or his or her designee) a report in the form attached hereto as Exhibit B about each transaction effected during the quarter by which such person acquired any direct or indirect Beneficial Ownership of a Covered Security. Such report shall be submitted no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Reports are required even if the Access Person had no transactions during the quarter.

          A Disinterested Trustee needs only to report a transaction in a Covered Security in a quarterly transaction report if such trustee, at the time of the transaction, knew or, in the course of fulfilling his or her official duties as a trustee, should have known, that during the 15-day period immediately before or after the date of the transaction by the trustee, such Covered Security was purchased or sold by a Fund or was being considered by a Fund or the Adviser for purchase or sale by a Fund. In order to facilitate reporting by a Disinterested Trustee who did not effect any such transactions during a quarter, such Disinterested Trustee may, instead of filing a quarterly transaction report, file with the Chief Compliance Officer (or his or her designee) a report in the form attached hereto as Exhibit C.

          Notwithstanding  the  foregoing,   reporting   obligations   regarding
          Restricted Mutual Funds are governed by Section 8 below and not by this Section 5.

     5.2  INITIAL AND ANNUAL REPORTS

          All Access Persons (other than Disinterested Trustees), within 10 days of first becoming an Access Person and thereafter on an annual basis (on such date as shall be set by the Chief Compliance Officer) shall submit to the Chief Compliance Officer a report in the form attached hereto as Exhibit D listing all securities with respect to which that Access Person has Beneficial Ownership.

     5.3  Disclaimers

          At the option of the reporting person, the SEC allows such reports to contain a statement declaring that the reporting of any transaction is not to be construed as an admission by the reporting person that he or she has any direct or indirect


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          Beneficial  Ownership in the security.  Using that disclaimer language may be useful in an unclear situation to avoid a potential risk in not reporting a transaction while at the same time avoiding prejudicing any position the person may take or later seek to take with respect to ownership status.

     5.4  Exemptions from Reporting

          Reports are not required with respect to any transactions over which the reporting person does not have any direct or indirect influence or control. Please note that there are categories of securities and particular transactions which are not subject to the restrictions of Sections 3 and 4 but which are subject to the reporting requirements of this Section 5.

     5.5  Annual Certifications

          Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to it. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. This requirement may be satisfied by providing to the Chief Compliance Officer (or his or her designee) a report in the form attached to this Code as Exhibit E.

     5.6  Reports to the Board of Trustees

          Both the Advisor's and the Trust's Chief Compliance Officer (or his or her designee) shall prepare an annual report for the Board of Trustees regarding this Code (it may also be a joint report). At a minimum, the report shall: (a) summarize the existing Code procedures concerning personal investing and any changes in this Code and its procedures made during the year; (b) describe any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that the Trust and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code; and (d) identify any recommended material changes in existing restrictions or procedures.

     5.7  Continuing Reporting Requirement

          Each Access Person must report promptly to the Chief Compliance Officer any violation by that Access Person of any provision of this Code.




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6    OTHER RULES

     6.1  Inside Information

          No Access Person may use any material non-public information, no matter how acquired, in his or her own transactions or in the discharge of his or her responsibilities to the Trust or the Adviser.

     6.2  Disclosure of Information; Confidentiality

          Information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration for the Trust, whether or not actually authorized, must be kept confidential. Research information on portfolio companies must not be divulged to persons who do not have a need to know such information in connection with their employment by the Trust or the Adviser. In addition, information about clients is confidential and must not be disclosed. Access Persons must use care in keeping information confidential. Please see also Adviser's Privacy Policy and Trust's Portfolio Holdings Disclosure Policy for additional information.

     6.3  Gifts and Other Preferential Treatment

          An Access Person may not in relation to the business of the Adviser or the Trust seek or accept from any broker or dealer or other financial institution to the Adviser or the Trust either:

          (a) any gifts of material value (i.e., in excess of $100 per month excluding occasional dinners and other moderate entertainment or tickets to sporting events); or

          (b) any sort of preferential treatment from, or special arrangements with, such person or entity.


     6.4  Finder's Fees

          Access Persons should not become involved in negotiations for corporate financings, acquisitions or other transactions for outside companies (whether or not held by any of the clients) without the prior permission of the Chief Compliance Officer. Specifically, no finder's or similar fee in connection with any such transactions may be negotiated or accepted without prior permission.

     6.5  Service as a Director

          Advisory Persons may not serve on the boards of directors of publicly traded companies, absent the prior approval of the Chief Compliance Officer.





                                 Page 13 of 25
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     7    SANCTIONS

          Careful adherence to this Code is one of the basis conditions of employment of every Access Person. Any Access Person may be required to give up any profit or other benefit realized from any transaction in violation of this Code, or in appropriate cases the Adviser or Trust may impose other sanctions for conduct inconsistent with this Code.

          In addition, as pointed out in the preamble to this Code, certain violations of this Code may also involve violation of laws, with the possibility of civil or criminal penalties.

          Any person charged with a violation of this Code will have an opportunity to meet with the Chief Compliance Officer and present such oral or written information that may be necessary or appropriate to address any apparent violation of this Code. If the violator is an employee of the Adviser, the Chief Investment Officer of the Adviser, after reviewing all the information submitted by the Chief Compliance Officer, and upon a determination that a violation of this Code has occurred, may impose such sanction as he deems appropriate, including but not limited to a memorandum in the violator's personnel file, an appropriate fine, suspension or termination of employment or suspension or termination of the personal trading privilege. If the violator is not an employee of the Adviser, the Board shall determine the appropriate sanctions.

     8    SPECIAL RULES GOVERNING TRADING OF RESTRICTED MUTUAL FUNDS

          Notwithstanding the foregoing, trading in any mutual funds advised or sub-advised by the Adviser ("Restricted Mutual Funds") are subject to the special provisions of this section. A list of Restricted Mutual Funds are set forth in Exhibit F.

          8.1  Account Reporting

               No later than June 30, 2004, each Advisory Person who holds a Restricted Mutual Fund in an account that has not previously been reported to the Chief Compliance Officer (e.g., because it is not a brokerage account) must amend such report to include such additional accounts. This would, for example, require the disclosure of all Beneficial Interests in direct shareholder accounts of Firsthand Funds, Black Pearl Funds, as well as any Firsthand Capital Management, Inc. 401(k) Plan accounts.

          8.2  Transaction Reporting

               Each Advisory Person must report, using the Personal Trading System or in a form otherwise promulgated by the Chief Compliance Officer, all purchases and sales of shares of any Restricted
               Mutual Fund in which such Advisory Person has a Beneficial Ownership interest. Such report should be submitted no later than 30 days after the end of the calendar quarter in which the transaction to which the


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               report relates was effected.  In the event any Restricted  Mutual
               Fund (as listed in Exhibit F) transaction was made pursuant to an automatic investment plan or other forms of standing instruction, the report only needs to contain the standing instruction. Subsequent to the initial report, if an Advisory Person changes or otherwise modifies that standing instruction, an updated report must be promptly provided. For example, a participant in the Firsthand Capital Management, Inc. 401(k) Plan who elects to defer 5% of her salary each pay period to purchase share of Firsthand Technology Value Fund need to disclose only such instruction and the period to which it applies. In addition, the Chief Compliance Officer may, in his discretion, provides that to
               the  extent  a  report  is  made   available  to  the  Compliance
               Department, the Access Person may not need to provide that report himself.

          8.3  Blackout Period

               No Advisory Person may purchase and sell shares of the same Restricted Mutual Fund within a 30 calendar day period without the prior written approval of the Chief Compliance Officer. The Chief Compliance Officer, however, may only grant an approval in the case where (1) either the failure to grant a waiver would cause extreme financial hardship to the Advisory Person or one side of the transaction is part of a standing instruction for periodic transactions, and (2) granting a waiver does not negatively affect any advisory clients, including the Restricted Mutual Fund involved.










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                                    EXHIBIT A

                         RULE 16A-1 DEFINITION OF TERMS

(a)  The term "beneficial owner" shall have the following applications:

     (1) Solely for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), the term "beneficial owner" shall mean any person who is deemed a beneficial owner pursuant to section 13(d) of the Act and the rules thereunder; provided, however, that the following institutions or persons shall not be deemed the beneficial owner of securities of such class held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business (or in the case of an employee benefit plan specified in paragraph (a)(1)(vi) of this section, of securities of such class allocated to plan participants where participants have voting power) as long as such shares are acquired by such institutions or persons without the purpose or effect of changing or influencing control of the issuer or engaging in any arrangement subject to Rule 13d-3(b) (240.13d-3(b)):

     (i)  A broker or dealer  registered  under section 15 of the Act (15 U.S.C.
          78o);

     (ii) A bank as defined in section 3(a)(6) of the Act (15 U.S.C. 78c);

     (iii) An insurance company as defined in section 3(a)(19) of the Act (15 U.S.C. 78c);

     (iv) An investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8);

     (v) Any person registered as an investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state;

     (vi) An employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq. ("ERISA") that is subject to the provisions of ERISA, or any such plan that is not subject to ERISA that is maintained primarily for the benefit of the employees of a state or local government or instrumentality, or an endowment fund;

     (vii) A parent holding company or control person, provided the aggregate amount held directly by the parent or control person, and directly and indirectly by their subsidiaries or affiliates that are not persons specified in paragraphs (a)(1)(i) through (ix), does not exceed one percent of the securities of the subject class;

     (viii) A savings association as defined in Section 3(b) of the Federal Deposit Insurance Act (12 U.S.C. 1813);



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     (ix) A church plan that is excluded  from the  definition  of an investment company under section 3(c)(14) of the Investment Company Act of 1940 (15 U.S.C. 80a-3); and

     (x) A group, provided that all the members are persons specified in Sec. 240.16a-1(a)(1)(i) through (ix).

     (xi) A group, provided that all the members are persons specified in 240.16a-1(a)(1)(i) through (vii).

NOTE TO PARAGRAPH (a).

Pursuant to this section, a person deemed a beneficial owner of more than ten percent of any class of equity securities registered under section 12 of the Act would file a Form 3 (249.103), but the securities holdings disclosed on Form 3, and changes in beneficial ownership reported on subsequent Forms 4 (249.104) or 5 (249.105), would be determined by the definition of "beneficial owner" in paragraph (a)(2) of this section.

     (2) Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

     (i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

     (ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:

          (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also 240. 16a-1(a)(4);

          (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

               (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

               (2)  The  general  partner's  share  of the  partnership  capital
               account,   including  the  share   attributable  to  any  limited
               partnership interest held by the general partner.


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          (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

               (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

               (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

          (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

          (E) A person's interest in securities held by a trust, as specified in 240.16a-8(b); and

          (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

     (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

(3) Where more than one person subject to section 16 of the Act is deemed to be a beneficial owner of the same equity securities, all such persons must report as beneficial owners of the securities, either separately or jointly, as provided in Sec. 240. 16a-3(j). In such cases, the amount of short-swing profit recoverable shall not be increased above the amount recoverable if there were only one beneficial owner.

(4) Any person filing a statement pursuant to section 16(a) of the Act may state that the filing shall not be deemed an admission that such person is, for purposes of section 16 of the Act or otherwise, the beneficial owner of any equity securities covered by the statement.

(5) The following interests are deemed not to confer beneficial ownership for purposes of section 16 of the Act:

     (i)  Interests  in  portfolio   securities  held  by  any  holding  company
     registered under the Public Utility Holding Company Act of 1935 (15 U.S.C. 79a et seq.);


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     (ii)  Interests  in portfolio  securities  held by any  investment  company registered under the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.); and

     (iii) Interests in securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority.

(b) The term "call equivalent position" shall mean a derivative security position that increases in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option, and a short put option position.

(c) The term "derivative securities" shall mean any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, but shall not include:

     (1) Rights of a pledgee of securities to sell the pledged securities;

     (2) Rights of all holders of a class of securities of an issuer to receive securities pro rata, or obligations to dispose of securities, as a result of a merger, exchange offer, or consolidation involving the issuer of the securities;

     (3) Rights or obligations to surrender a security, or have a security withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

     (4) Interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

     (5) Interests or rights to participate in employee benefit plans of the issuer;

     (6) Rights with an exercise or conversion privilege at a price that is not fixed; or

     (7) Options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

(d) The term "equity security of such issuer" shall mean any equity security or derivative security relating to an issuer, whether or not issued by that issuer.

(e) The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.


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(f) The term "officer"  shall mean an issuer's  president,  principal  financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer's parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer. In addition, when the issuer is a limited partnership, officers or employees of the general partner(s) who perform policy-making functions for the limited partnership are deemed officers of the limited partnership. When the issuer is a trust, officers or employees of the trustee(s) who perform policy-making functions for the trust are deemed officers of the trust.

NOTE: "Policy-making function" is not intended to include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (229.401(b)) the issuer identifies a person as an "executive officer," it is presumed that the Board of Directors has made that judgment and that the persons so identified are the officers for purposes of Section 16 of the Act, as are such other persons enumerated in this paragraph (f) but not in Item 401(b).

(g) The term "portfolio securities" shall mean all securities owned by an entity, other than securities issued by the entity.

(h) The term "put equivalent position" shall mean a derivative security position that increases in value as the value of the underlying equity decreases, including, but not limited to, a long put option and a short call option position.

[56 FR 7265, Feb. 21, 1991, as amended at 56 FR 19927,  May 1, 1991; 61 FR 30392
June 14, 1996 effective August 15, 1996; 63 FR 2854 1/16/98 eff: 2/17/98.]











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                                    EXHIBIT B

                QUARTERLY REPORT FOR PERIOD ENDING
                                                   --------------

  THIS FORM MUST BE RETURNED TO THE CHIEF COMPLIANCE OFFICER NO LATER THAN THE
          30TH DAY OF THE MONTH FOLLOWING THE QUARTER END NOTED ABOVE.

Access Person:
               -----------------------------------------------

Please check the appropriate box.
     [ ] I have no personal securities transactions to report for the most recent calendar quarter.

     [ ] I submit the following information concerning transactions during the most recent calendar quarter in securities in which I have or had direct or indirect Beneficial Ownership (OTHER THAN EXEMPT TRANSACTIONS EFFECTED IN AN ACCOUNT OVER WHICH NEITHER YOU NOR I HAD ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL, IF ANY).

------------------------------------------------------------------------------------------------------------------------------------
                  CUSIP or                                        Number of                       Interest Rate/
  Date of         Ticker        Type of        Title of       Shares/Principal    Price/Share        Maturity      Broker, Dealer
Transaction       Symbol      Transaction      Security            Amount                              Date           or Bank
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               (USE ADDITIONAL PAGES IF NECESSARY)

     I confirm that I have complied with the Code of Ethics of Firsthand Funds, Black Pearl Funds and Firsthand Capital Management, Inc. with respect to personal securities transactions, that all transactions required to be reported under such Code are listed above or on monthly brokerage account statements and that I have reported all reportable accounts established with a broker, dealer or bank during the quarter.


Date                           Signed
     ------------------------         ------------------------------------------




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                                    EXHIBIT C


                       Firsthand Funds / Black Pearl Funds

                  FORM OF QUARTERLY SECURITY TRANSACTION REPORT
                           FOR DISINTERESTED TRUSTEES

                                 Quarter Ending
                                 ---------------


During the above quarter, I did not engage in any securities transactions which, to my knowledge, involved securities that were being purchased or sold or considered for purchase or sale by any series of Firsthand Funds during the 15-day period preceding or after the dates of my transactions.

During the above quarter, I did not provide any inside information to any employee or access person of Firsthand Funds or Firsthand Capital Management, Inc.





---------------------------------
Trustee, Firsthand Funds / Black Pearl Funds







Should you have any reportable transactions or any questions as to whether certain transactions are reportable, please contact Firsthand Funds and/or Black Pearl Funds' Chief Compliance Officer, to obtain the appropriate form.






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                                 Code of Ethics
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                                    EXHIBIT D

                  INITIAL AND ANNUAL SECURITIES HOLDINGS REPORT
              [INFORMATION TO BE CURRENT WITHIN 45 DAYS OF REPORT]

To the Chief Compliance Officer:

     As of the date set forth below, I have direct or indirect Beneficial Ownership (as that term is defined in the Codes of Ethics of Firsthand Funds, Black Pearl Funds and Firsthand Capital Management, Inc. (the "Code") in the following securities, which are required to be reported pursuant to the Code:


                                                                          Broker/
Type & Title of   Ticker Symbol   No. of Shares or   Dollar Amount    Dealer or Bank
   Security         or CUSIP      Principal Amount    of Holdings    Through Whom Held


















Date:                             Signature:
     ------------------------                -----------------------------------

                                 Print Name:
                                             -----------------------------------


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[LOGO] FIRSTHAND                                                  Revision 12


                                 Code of Ethics
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                                    EXHIBIT E

                ANNUAL CERTIFICATION OF RECEIPT OF CODE OF ETHICS


To the Chief Compliance Officer:

     This is to certify that I have read and understand the Code of Ethics of Firsthand Funds, Black Pearl Funds and Firsthand Capital Management, Inc. and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

     This is to further certify that I have complied with the requirements of such Code of Ethics during the past year and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics during such period.


Date:                             Signature:
     ------------------------                -----------------------------------

                                 Print Name:
                                             -----------------------------------











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[LOGO] FIRSTHAND                                                  Revision 12


                                 Code of Ethics
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                                    EXHIBIT F

                         LIST OF RESTRICTED MUTUAL FUNDS
                           (UPDATED NOVEMBER 1, 2004)

o    Firsthand Funds - each series of Firsthand Funds, including:

     o    Firsthand Technology Value Fund
     o    Firsthand Technology Leaders Fund
     o    Firsthand Technology Innovators Fund
     o    Firsthand e-Commerce Fund
     o    Firsthand Global Technology Fund

o AXA Enterprise Multimanager Technology Fund, a series of AXA Enterprise Multimanager Funds Trust

o    AXA Premier VIP Technology Portfolio, a series of AXA Premier VIP Trust

o    Black Pearl Funds - each series of Black Pearl Funds, including:

     o    Black Pearl Focus Fund
     o    Black Pearl Long Short Fund












                                 Page 25 of 25